Exhibit 99.1

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	IMMEDIATE	Contact:	Ann Marie Luhr
	January 24, 2020		716-687-4225

MOOG REPORTS FIRST QUARTER RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the first quarter ended December 28, 2019.

First Quarter Highlights

•	Sales of $755 million, up 11% from a year ago;

•	Operating margins of 12.0% up from 11.7% a year ago;

•	Effective tax rate of 25.2%;

•	Diluted earnings per share of $1.44, up 18% from a year ago;

•	$42 million cash flow from operating activities.

Segment Results

Total Aircraft Controls segment sales in the quarter were $340 million, up 12% year over year. Military aircraft sales in the quarter were $174 million, 18% higher than a year ago. Military OEM sales increased 19%, to $118 million, on strong foreign program activity. Military aftermarket sales were 17% higher, attributed to F-35 sustainment work.

Commercial aircraft revenues increased 6%, to $166 million. Boeing sales were up 13%, to $69 million, the result of strong 787 sales. Airbus sales of $39 million increased 14% on A350 deliveries. Commercial aftermarket sales were mostly unchanged at $33 million.

In the quarter, Space and Defense segment sales were $186 million, up 19% year over year. Space sales were 25% higher, on increased sales of satellite avionics products, launch vehicle controls and NASA program activity. Defense sales were 17% higher, at $124 million, with increases in missile systems, vehicles and defense components.

Industrial Systems segment sales in the quarter were $229 million, up 4% from a year ago. Medical pumps and associated product sales increased 22%, to $63 million. Energy product sales were 2% higher on offshore exploration activity. Higher flight simulation product sales mostly offset weaker sales of test equipment. Products sold into industrial automation applications were down marginally, to $107 million.

Total backlog was $2.4 billion, with consolidated 12-month backlog at $1.7 billion, up 16% from a year ago.

Fiscal 2020 Outlook

The Company updated its fiscal 2020 projections of 90 days ago to adjust for the closing of a recent acquisition and the impact of recently completed financing activities.

•	Forecast sales of $3.0 billion;

•	Forecast full year operating margins of 11.3%;

•	Forecast effective tax rate of 25.3%;

•	Forecast diluted earnings per share of $5.50, plus or minus $0.20;

•	Forecast cash flow from operations of $272 million.

“We’re very pleased with our first quarter results,” said John Scannell, Chairman and CEO. “Sales were up 11% and earnings per share were 18% higher relative to last year’s first quarter. Defense sales were strong across all our applications and we recently completed a very successful senior notes offering. We’re adjusting our forecast for the

Exhibit 99.1

full year slightly, increasing our sales outlook by $35 million to account for the GAT acquisition. We’re also decreasing our EPS guidance by $0.05 to account for the combined impact of our recent debt offering and our share buyback activity.”

In the first quarter of FY 2020, the Company changed its method of accounting for the determination of the market-related value of certain assets of the qualified U.S. defined benefit plan. This change in accounting principle is preferable based on U.S. generally accepted accounting principles. The change requires retrospective application. The impact of adoption for Q1 FY 2019 was ($0.03) per share and for all of FY 2019 the impact of adoption was ($0.15) per share.

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Jennifer Walter, CFO, will host the call.

Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Exhibit 99.1

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to certain current and future events and financial performance and are not guarantees of future performance. This includes but is not limited to, the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the board of directors, and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations and other factors, risks and uncertainties. The impact or occurrence of these could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

▪	The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

▪	We operate in highly competitive markets with competitors who may have greater resources than we possess;

▪
We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

▪	We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;

▪	We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

▪	We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

▪	If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

▪	We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes which may adversely affect our operations and our earnings;

▪
Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;

▪	The loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

▪	Our new products and technology research and development efforts are substantial and may not be successful which could reduce our sales and earnings;

▪	Our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

▪	Our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

▪	Our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

▪	The potential phase out of LIBOR may negatively impact our debt agreements and financial position, results of operations and liquidity;

▪
Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

▪	A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

▪	Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

▪	Our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

▪	The United Kingdom's decision to exit the European Union may bring short-term and long-term adverse impacts on our results of operations;

▪	Escalating tariffs, restrictions on imports or other trade barriers between the United States and various countries may impact our results of operations;

▪	Unforeseen exposure to additional income tax liabilities may affect our operating results;

Exhibit 99.1

▪	Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

▪
The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

▪	We are involved in various legal proceedings, the outcome of which may be unfavorable to us;

▪	Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business;

▪	Our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended
	December 28, 2019	December 29, 2018
Net sales	$754,843	$679,676
Cost of sales	543,586	480,174
Gross profit	211,257	199,502
Research and development	28,208	31,876
Selling, general and administrative	98,367	96,326
Interest	10,232	9,682
Other	7,546	5,135
Earnings before income taxes	66,904	56,483
Income taxes	16,877	13,714
Net earnings	$50,027	$42,769

Net earnings per share
Basic	$1.45	$1.23
Diluted	$1.44	$1.22

Average common shares outstanding
Basic	34,510,851	34,815,255
Diluted	34,787,404	35,125,829

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended
	December 28, 2019	December 29, 2018
Net sales:
Aircraft Controls	$339,954	$304,045
Space and Defense Controls	186,240	156,068
Industrial Systems	228,649	219,563
Net sales	$754,843	$679,676
Operating profit:
Aircraft Controls	$38,592	$33,199
	11.4%	10.9%
Space and Defense Controls	25,282	18,473
	13.6%	11.8%
Industrial Systems	26,799	27,705
	11.7%	12.6%
Total operating profit	90,673	79,377
	12.0%	11.7%
Deductions from operating profit:
Interest expense	10,232	9,682
Equity-based compensation expense	2,381	2,008
Non-service pension expense	3,601	4,894
Corporate and other expenses, net	7,555	6,310
Earnings before income taxes	$66,904	$56,483
 .

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	December 28, 2019	September 28, 2019
ASSETS
Current assets
Cash and cash equivalents	$124,226	$89,702
Restricted cash	3,065	2,846
Receivables	989,214	957,287
Inventories, net	559,232	534,974
Prepaid expenses and other current assets	43,588	44,164
Total current assets	1,719,325	1,628,973
Property, plant and equipment, net	613,487	586,767
Operating lease right-of-use assets	62,669	—
Goodwill	812,602	784,240
Intangible assets, net	103,783	79,646
Deferred income taxes	20,069	19,992
Other assets	16,143	14,619
Total assets	$3,348,078	$3,114,237
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$—	$249
Accounts payable	231,692	257,677
Accrued compensation	113,230	143,765
Contract advances	177,107	137,242
Accrued liabilities and other	211,290	188,725
Total current liabilities	733,319	727,658
Long-term debt, excluding current installments	977,573	832,984
Long-term pension and retirement obligations	163,286	160,034
Deferred income taxes	54,238	40,528
Other long-term liabilities	82,971	30,552
Total liabilities	2,011,387	1,791,756
Shareholders’ equity
Common stock - Class A	43,796	43,795
Common stock - Class B	7,484	7,485
Additional paid-in capital	518,822	510,546
Retained earnings	2,170,105	2,128,739
Treasury shares	(828,453)	(769,569)
Stock Employee Compensation Trust	(115,503)	(111,492)
Supplemental Retirement Plan Trust	(71,381)	(71,546)
Accumulated other comprehensive loss	(388,179)	(415,477)
Total shareholders’ equity	1,336,691	1,322,481
Total liabilities and shareholders’ equity	$3,348,078	$3,114,237

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Three Months Ended
	December 28, 2019	December 29, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$50,027	$42,769
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	18,386	17,848
Amortization	3,281	3,746
Deferred income taxes	3,205	92
Equity-based compensation expense	2,381	2,008
Other	(1,017)	1,020
Changes in assets and liabilities providing (using) cash:
Receivables	(18,879)	12,810
Inventories	(13,782)	(24,399)
Accounts payable	(29,153)	(13,199)
Contract advances	40,215	31,531
Accrued expenses	(26,998)	(18,473)
Accrued income taxes	4,709	511
Net pension and post retirement liabilities	8,327	8,368
Other assets and liabilities	1,404	(394)
Net cash provided by operating activities	42,106	64,238
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(53,906)	—
Purchase of property, plant and equipment	(27,310)	(24,375)
Other investing transactions	(3,684)	2,785
Net cash used by investing activities	(84,900)	(21,590)
CASH FLOWS FROM FINANCING ACTIVITIES
Net short-term repayments	—	(1,490)
Proceeds from revolving lines of credit	272,000	131,100
Payments on revolving lines of credit	(617,500)	(175,200)
Payments on long-term debt	—	(85)
Proceeds from senior notes, net of issuance costs	492,750	—
Payments on finance lease obligations	(88)	—
Payment of dividends	(8,661)	(8,703)
Purchase of outstanding shares for treasury	(57,776)	(9,450)
Proceeds from sale of stock held by SECT	—	6,636
Purchase of stock held by SECT	(2,440)	(1,930)
Other financing transactions	(1,895)	—
Net cash provided (used) by financing activities	76,390	(59,122)
Effect of exchange rate changes on cash	1,147	(473)
Increase (decrease) in cash, cash equivalents and restricted cash	34,743	(16,947)
Cash, cash equivalents and restricted cash at beginning of period	92,548	127,706
Cash, cash equivalents and restricted cash at end of period	$127,291	$110,759

SUPPLEMENTAL CASH FLOW INFORMATION
Treasury shares issued as compensation	$5,016	$5,720
Equipment acquired through financing	$568	$—